Exhibit 99.1

Hall of Fame Resort & Entertainment Company Secures $40 Million Loan from Aquarian Holdings

CANTON, Ohio – December 2, 2020 – Hall of Fame Resort & Entertainment Company (“HOFV” or the “Company”) (NASDAQ: HOFV, HOFVW), the only resort, entertainment and media company centered around the power of professional football and owner of the Hall of Fame Village powered by Johnson Controls (“the Destination”), today announced that it has entered into a definitive financing agreement (the “Agreement”) arranged by an affiliate of Aquarian Holdings (“Aquarian”).

Under the terms of the Agreement, HOFV secured a $40 million loan (the “Loan”) that it will use to repay the balance of an existing bridge loan. The remaining funds from both this Agreement and the Company’s recent equity raise will provide additional working capital to help advance HOFV’s strategic priorities including the continued construction of Phase II of the Destination. The Loan has a term of 12 months with the potential to extend for an additional 12 months.

In addition to the brand new DoubleTree by Hilton hotel that has been renovated in downtown Canton, upon completion, Phase II will feature: the Center for Performance, a 100,000-square-foot, state-of-the-art indoor field house and training facility; the Constellation Center for Excellence, a 75,000-square-foot, mixed-use facility; an indoor, football-themed waterpark; additional youth fields; a retail promenade; stadium expansions; and a premium, on-campus hotel.

“We are pleased to complete this financing agreement with a great partner in Aquarian, which allows us to address our debt maturity while at the same time provides us with the optionality to move our strategic business plan forward for Phase II. This includes further development of our business verticals and continued build-out of our one-of-a-kind destination,” said Michael Crawford, President and CEO of HOFV. “We are energized by the great progress we’re making and look forward to further advancing both our near- and long-term objectives for our investors.”

Since becoming a publicly traded company in July 2020, HOFV has made considerable progress growing its different business verticals and diversifying its revenue streams. The Company successfully completed a $28 million renovation and opening of the DoubleTree by Hilton Canton Downtown, has broken ground on the Constellation Center for Excellence, and signed partnerships with a number of high-profile companies such as Shula’s Restaurant Group, Sports Illustrated Studios, TopGolf and Republic Services. HOFV has also acquired and rebranded the first community-backed national fantasy football league in The Hall Of Fantasy League, and helped establish the NFL Alumni Academy, which has enjoyed a successful first season.

About the Hall of Fame Resort & Entertainment Company

The Hall of Fame Resort & Entertainment Company (NASDAQ: HOFV, HOFVW) is a resort and entertainment company leveraging the power and popularity of professional football and its legendary players in partnership with the Pro Football Hall of Fame. Headquartered in Canton, Ohio, the Hall of Fame Resort & Entertainment Company is the owner of the Hall of Fame Village powered by Johnson Controls, a multi-use sports, entertainment and media destination centered around the Pro Football Hall of Fame's campus. Additional information on the Company can be found at www.HOFREco.com.

About Aquarian Holdings

Aquarian Holdings is a diversified holding company with interests in businesses including insurance, asset management, real estate, and technology. We draw on our decades of collective experience to provide debt and equity capital solutions that meet the objectives of our partners and portfolio companies. For more information, please visit www.aquarianlp.com.

Forward-Looking Statements

Certain statements made herein are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words and phrases such as “opportunity,” “future,” “will,” “goal,” and “look forward” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include the inability to recognize the anticipated benefits of the business combination; costs related to the business combination; the inability to obtain or maintain the listing of the Company’s shares on Nasdaq; the Company’s ability to manage growth; the Company’s ability to execute its business plan and meet its projections; potential litigation involving the Company; changes in applicable laws or regulations; general economic and market conditions impacting demand for the Company’s products and services, and in particular economic and market conditions in the resort and entertainment industry; the potential adverse effects of the ongoing global coronavirus (COVID-19) pandemic on capital markets, general economic conditions, unemployment and the Company’s liquidity, operations and personnel, as well as those risks and uncertainties discussed from time to time in our reports and other public filings with the SEC. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Media/Investor Contacts:

For Hall of Fame Resort & Entertainment Company

Media Inquiries: public.relations@hofreco.com

Investor Inquiries: investor.relations@hofreco.com

For Aquarian Holdings

Media Inquiries: Anthony Lacavaro; alacavaro@aquarianlp.com